SCHEDULE 14A INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities
	Exchange Act of 1934

Filed by the Registrant [XXX]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[    ]	Preliminary Proxy Statement
[XXX]	Definitive Proxy Statement
[   ]	Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

	SMITH BARNEY EQUITY FUNDS
	(Name of Registrant as Specified In Its Charter)

	ROBERT VEGLIANTE
	(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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2)	Aggregate number of securities to which transaction applies:

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pursuant to Exchange Act Rule 0-11:



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Set forth the amount on which the filing fee is calculated and state how it was determined.


[   ]	Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:
4) Date Filed:



[Logo] Smith Barney Mutual Funds
       Investing for your future.
       Every day.

Dear Shareholder:

     This letter is to inform you that on December 13, 1996, the Board of Trustees of the Smith Barney Strategic Investors Fund (the "Fund") approved certain changes to the Fund's investment policies. We ask that you read the attached proxy statement carefully and send us your vote regarding these proposed changes before a special shareholders' meeting scheduled to be held on Friday, February 14, 1997.

     If these recommendations are approved by shareholders, the Fund's investment objective of seeking high total return consisting of current income and capital appreciation would remain unchanged. However, certain aspects of the Fund's investment policies would be changed requiring the Fund to invest primarily in the stocks and bonds of companies which, in the view of the Fund's investment adviser, are socially aware and committed to being a positive force in society. The Fund's proposed socially-focused investing approach is an extension of an earlier social investing approach which involved an "avoidance" style -- no tobacco, no defense, no nuclear, etc. Today's socially aware investor not only adheres to certain prohibitions, but also seeks out companies which exemplify "positive" social attributes.

     The Fund's investment adviser believes there is a direct correlation between companies that maintain a positive social awareness and their long-term investment potential. For example, companies that are proactive environmentally can usually avoid costly litigation and expensive clean-up costs. In addition, companies that create diverse and professionally satisfying workplaces generally attract the most talented people, which in turn helps to increase both their productivity and profitability. In other words, being socially responsible can be very good for the bottom line.

     Another key proposed change to the Fund's investment policies approved by the Board of Trustees is that the Fund's asset allocation will no longer be based on recommendations made by Smith Barney's Investment Policy Group. Instead, under the proposed changes, the Fund's investment adviser will invest between 65% to 85% of the Fund's assets in stocks and between 15% to 35% of assets in bonds, with the remaining assets invested in cash and money market securities only when market conditions warrant and not because of any specific asset allocation recommendation. Please note that this proposed change to the Fund's investment policies does not represent a dramatic departure from the Fund's historical allocation average (i.e., 60% in stocks, 30% in bonds and 10% in cash). Management believes this proposed change to the Fund should help improve its long-term total return potential.

     In addition to recommending these changes to the Fund's investment strategy, the Fund's Board of Trustees has also recommended changing the Fund's name to the Concert Social Awareness Fund. The Concert name reflects an important part of

Smith Barney Mutual Fund's strategy -- listening to the concerns of our shareholders and developing products that meet their needs. Smith Barney Mutual Funds introduced the Concert concept earlier this year with the Concert Series in response to growing demand for a simple and convenient way to invest in a well-diversified portfolio of mutual funds. While the Concert Social Awareness Fund will not be offered as part of the Concert Series, it was developed with a similar investor focus. Of course, the Concert Social Awareness Fund will continue to be fully-exchangeable with other funds in the Smith Barney family.

     In closing, thank you for your investment in the Fund. We look forward to continuing to serve your investment goals.


Sincerely,

/s/ Heath B. McLendon

Heath B. McLendon
Chairman of the Board

January 3, 1997

                            SMITH BARNEY EQUITY FUNDS
                 388 Greenwich Street, New York, New York 10013

                            -------------------------

                      NOTICE OF MEETING OF SHAREHOLDERS OF
                      SMITH BARNEY STRATEGIC INVESTORS FUND
                         To Be Held On February 14, 1997

                            -------------------------

To the Shareholders:

     A meeting of Shareholders of the Smith Barney Strategic Investors Fund (the "Fund"), a series of Smith Barney Equity Funds (the "Trust") will be held on February 14, 1997 at 3:00 p.m. at 388 Greenwich Street, New York, New York, 22nd Floor, for the following purposes:

     (1) To approve or disapprove changes to certain investment policies of the Fund; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 23, 1996 will be entitled to vote at the meeting.

     Please mark, date and sign the enclosed proxy and return it in the prepaid envelope enclosed for your convenience to insure that your shares are represented. The prompt return of your proxy will save the expense of further mailings. If you attend the meeting you can revoke your proxy and vote your shares in person if you wish.


                                             By Order of the Trustees

New York, New York                           Christina T. Sydor
January 3, 1997                              Secretary

                            -------------------------

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED PREPAID ENVELOPE.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration.

For example:

Registration                            Valid Signature
------------                            ---------------

Corporate Accounts
(1) ABC Corp.......................     ABC Corp.
(2) ABC Corp.......................     John Doe, Treasurer
(3) ABC Corp.
      c/o John Doe, Treasurer......     John Doe
(4) ABC Corp. Profit Sharing Plan..     John Doe, Trustee

Trust Accounts
(1) ABC Trust......................     Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee
      u/t/d 12/28/78...............     Jane B. Doe

Custodian or Estate Accounts
(1) John B. Smith, Cust.
      f/b/o John B. Smith, Jr. UGMA     John B. Smith
(2) Estate of John B. Smith........     John B. Smith, Executor

                                 PROXY STATEMENT
                     SMITH BARNEY EQUITY FUNDS on behalf of
                      Smith Barney Strategic Investors Fund
                              388 Greenwich Street
                            New York, New York 10013
                                 (800) 224-7523

                            -------------------------

                         SPECIAL MEETING OF SHAREHOLDERS

                                FEBRUARY 14, 1996

                            -------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Trustees (the "Trustees") of Smith Barney Equity Funds (the "Trust") on behalf of its series, Smith Barney Strategic Investors Fund (the "Fund") of proxies to be voted at a Special Meeting of shareholders, and all adjournments thereof (the "Meeting") of the Fund, to be held at the offices of the Trust, 388 Greenwich Street, New York, New York 10013 on the 22nd Floor, Friday, February 14, 1997, at 3:00 p.m. The approximate mailing date of this proxy statement and accompanying form of proxy is January 3, 1997.

     The primary purpose of the Meeting is to permit the Fund's shareholders to consider changes to certain investment policies of the Fund, as further discussed in this proxy statement. While the policies under consideration here are not ones for which the Investment Company Act of 1940, as amended, (the "1940 Act") would require shareholder approval of changes, the Trustees believe that the proposal involves modifications of sufficient interest and importance to shareholders that they have determined to seek approval by shareholders prior to implementation of the proposal. The Trustees have fixed the close of business on December 23, 1996, as the record date (the "Record Date") for the determination of holders of shares of the Fund entitled to vote at the Meeting (the "Shares"). Shareholders of the Fund (the "Shareholders") on the Record Date will be entitled to one vote per share with respect to each proposal submitted to the Shareholders of the Fund, with no Share having cumulative voting rights.

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT (AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT) TO A SHAREHOLDER OF THE FUND UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE TRUST BY CALLING (800) 224-7523 OR BY WRITING TO THE TRUST AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013.

     There are no persons who, to the knowledge of the Trust, owned beneficially more than 5% of the Fund's outstanding Shares as of the Record Date. As of the Record Date, the officers and Trustees of the Trust beneficially owned less than 1% of the outstanding Shares of the Fund.

                                     Voting

     With respect to Proposal 1, the proposed changes to the Fund's investment policies will be implemented if the Proposal receives the affirmative vote of a "majority of the outstanding voting securities", which is defined under the 1940 Act as the lesser of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities entitled to vote thereon are present in person or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon. If an insufficient number of votes are received approving the proposal, the Fund's current investment policies will continue to be applied by management.

     THE TRUSTEES RECOMMEND THAT YOU CAST YOUR VOTE FOR APPROVAL OF THE PROPOSED CHANGES TO CERTAIN OF THE FUND'S INVESTMENT POLICIES.

     With respect to Proposal 1, all Shares of the Fund will vote together as a single class. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Each Share is entitled to one vote for the proposal and any fractional share is entitled to a proportionate fractional vote. On the Record Date the Fund had 20,464,823.164 shares of voting securities.

     Proxies received prior to the Meeting on which no vote is indicated will be voted "for" the proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. The Shares represented by a proxy that represents a broker non-vote or an abstention will have the same effect as Shares voted "against" the proposal. A majority of the outstanding Shares entitled to vote on the proposal must be present in person or by proxy to have a quorum to conduct business at the Meeting.

     Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Trust a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     In the event a quorum is not present at the Meeting or in the event a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the nature of any further solicitation and the information to be provided to shareholders.

                                   PROPOSAL 1

                        TO APPROVE CHANGES TO CERTAIN OF
                         THE FUND'S INVESTMENT POLICIES

                                  Introduction

     The investment objective of the Fund is high total return consisting of capital appreciation and current income. Smith Barney Strategy Advisers Inc. ("Strategy Advisers"), the Fund's investment adviser, seeks to achieve this objective by investing the Fund's assets in a combination of equity, fixed-income, money market and gold securities. The percentages of the Fund's assets invested in each of these four types of securities are adjusted from time to time in order to conform to the asset allocation most recently determined by Smith Barney's Investment Policy Group ("IPG"). On December 13, 1996, the Trustees approved changes to certain of the investment policies of the Fund whereby the Fund would seek to achieve its objective by investing in equity and fixed-income securities of issuers who demonstrate a positive awareness of their impact on the society within which they operate. In addition to instituting this social awareness overlay to the investment process, the Fund would no longer modify the percentages of its assets invested in various types of securities in response to determinations made by IPG, but would instead maintain, under normal conditions, between 65% and 85% of its assets invested in equity securities and between 15% and 35% invested in fixed-income securities. The proposed changes to the asset allocation determination (which should result in a greater percentage of the Fund's assets being invested in equity securities) and the addition of the social awareness overlay both reflect management's belief that current economic and market conditions indicate that concentrating on the equity securities of companies who demonstrate a positive social awareness will create better long-term total return opportunities and will permit the Fund to be marketed to a wider investor population, potentially attracting new assets. The Trustees unanimously approved these changes and directed that they be submitted to the shareholders of the Fund for approval at a Meeting of Shareholders. If approved by the shareholders, it is anticipated that these changes would become effective on or about February 25, 1997 and the name of the Fund would be changed to the "Concert Social Awareness Fund".

                       Factors Considered By the Trustees

     In approving the proposed changes, the Trustees considered a number of factors. First, the Trustees considered management's belief that there is a direct correlation between companies that demonstrate an acute awareness of their impact on the society within which they operate and companies which offer an attractive long-term investment potential. Management believes that addressing social issues in a positive manner translates into sound business judgment. For example, by ensuring that a product or service does not negatively impact the environment, a company can avoid costly litigation and clean-up costs; by maintaining positive standards for the workplace and a diverse employee population, a company can better ensure access to quality management talent and improve productivity; or by becoming more involved in the community, a company's consumer franchise can be enhanced. These are all factors by which a company potentially can gain a significant competitive advantage over the long term.

     Next, the Trustees considered a presentation by management that illustrated that over the last few years, the financial markets have reacted to a secular decline in inflation that provided atypical investment returns for all asset classes. With the dramatic change in inflation already accomplished, the future trend line investment returns on various asset classes should revert to a more traditional pattern and in that environment, equities should provide better long-term total return opportunities than fixed-income securities or cash. Management also suggested that increasing the allocation of the Fund's assets in equities and placing the strategic allocation among asset classes in the hands of the actual portfolio managers would enable Strategy Advisers to be more proactive and to react more quickly to changing market conditions. Management also noted that moving to a target of 75% equities and 25% fixed-income securities within a +/- 10% range will not represent a dramatic change from the historic allocation which has averaged 60% equities, 30% fixed-income and 10% cash. The Fund will continue to be permitted to invest a portion of its assets in cash or money market securities, but the Fund would hold cash and money market securities as a temporary defensive measure, not as a specific allocation class. Management advised that reducing the amount of the Fund's assets invested in cash and consequently allowing more of the Fund's assets to be fully invested should provide better long term opportunities.

     The Trustees were informed that, but for the additional overlay of a social awareness criteria, the Fund's proven investment disciplines will remain the same and the Fund will be managed by the same portfolio managers. The equity portion of the Fund's assets will continue to consist primarily of common stocks of established companies traded on exchanges or over-the-counter that represent an opportunity for total return on a long-term basis. Strategy Advisers will continue to select companies that are believed to be undervalued based on relevant indicators such as price/earnings ratios, forecast growth, as well as balance sheet, profitability and risk analyses. Equity investments will continue to be made without regard to the size of companies and generally will be made in a broad spectrum of industries. The Fund would continue to invest primarily in common stocks, preferred stocks, securities convertible into or exchangeable for common stocks and warrants. In addition, the Fund would use futures contracts and options on futures contracts in order to hedge against market and interest rate fluctuations. The fixed-income portion of the Fund's assets would continue to be composed primarily of investment grade corporate bonds, debentures and notes, asset-backed securities and U.S. government securities. Again, as with the selection of equity securities, the Fund will utilize a social awareness criteria in determining which issuers of fixed-income securities are eligible for investment.

     The Trustees further considered a submission by Strategy Advisers illustrating its long history of managing assets implementing the same investment discipline while incorporating social awareness criteria. Robert Brady, portfolio manager of the Fund responsible for equity investments, has been managing investments utilizing a social awareness criteria for more than ten years and currently manages $380 million of equity investments applying such social awareness criteria. Ellen Cammer will continue to manage the Fund's investments in fixed-income securities based on traditional investment criteria and, if the proposal is approved, will apply the social awareness criteria to issuers of fixed-income securities. The Fund will also invest in direct U.S. government debt obligations since it is management's experience that these investments satisfy the social awareness criteria and are acceptable to most social awareness investors.

         Additional Information Regarding The Social Awareness Criteria

     Strategy Advisers believes that top quality management teams who successfully balance their companies' business interests with their social influences can gain a significant competitive advantage over the long term. The Fund will hold securities issued by companies that, in the opinion of Strategy Advisers, meet the Fund's investment policies and do not violate the Fund's social awareness criteria. The primary social emphasis will be to establish investments in companies that make a positive contribution to society through their products and services or through the way that they do business. These include companies known for fostering fair and progressive relations with their employees, companies taking an active role in promoting worthwhile causes or known to be good community citizens, companies committed to upholding human rights in their domestic and international operations and companies promoting positive alternatives to unsafe, polluting or wasteful business activities or products. In addition, Strategy Advisers has identified specific areas of social and financial concern and, thus, will not purchase securities of any company that Strategy Advisers has reason to believe is engaged at the time of investment in any of the following:

    o tobacco production;

    o manufacture of unsafe products;

    o engaging in irresponsible advertising or marketing practices;

    o engaging in activities that cause substantial environmental damage;

    o production of weapons;

    o ownership or design of nuclear facilities.

     These criteria are based on a belief that a company will benefit from its social awareness by enabling it to better position itself in developing business opportunities while avoiding liabilities that may be incurred when a product or service is determined to have a negative social impact.

     Strategy Advisers will continue to apply the investment criteria described above and, in addition, will analyze the company's social impact, eliminating those securi-ties that fail either test. Strategy Advisers will use its best efforts to assess a company's social impact and performance. This analysis will be based on present activities by the company and will not preclude securities solely because of past activities. Strategy Advisers will monitor the social progress or deterioration of each company in which the Fund invests and in the event a company is no longer in compliance with the Fund's social criteria, the Fund will sell the securities as soon as is prudent. The social awareness criteria used by the Fund will be monitored by the Trustees and Strategy Advisers may, upon approval of the Trustees, modify the criteria used to rate the social performance of an issuer without shareholder approval.

     While the application of the Fund's social awareness criteria may preclude some securities with strong earnings and growth potential, Strategy Advisers believes that there are sufficient investment opportunities among companies that satisfy the social awareness criteria to meet the Fund's investment objectives. In fact, as of December 31, 1996, well over 50% of the 1000 largest publicly traded companies met the proposed social criteria. In addition, management believes that instituting the social awareness criteria will not have a significant effect on the current holdings of the Fund. As of December 23, 1996, approximately 90% of the Fund's assets would meet the social awareness criteria. If the proposal is approved, those securities that do not satisfy the social awareness criteria will be sold in a prudent manner.

       The Trustees unanimously recommend that you vote "FOR" the proposed investment policy changes.

                              SHAREHOLDER PROPOSALS

     The Trust is not generally required to hold annual or special shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Trust at the address set forth on the cover of this Proxy Statement. Shareholder proposals for inclusion in the Trust's proxy statement for any subsequent meeting must be received by the Trust a reasonable period of time prior to any such meeting.

                    SHAREHOLDERS' REQUEST FOR SPECIAL MEETING

     Shareholders holding at least 10% of the Fund's outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Trustee. Meetings of shareholders for any other purpose also shall be called by the Trustees when requested in writing by shareholders holding at least 10% of the shares of the Fund then outstanding or, if the Trustees shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such request, shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Trustees do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their judgment.

                                             By Order of the Board of Trustees

                                             Christina T. Sydor

January 3, 1997                              Secretary

                            -------------------------

              SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE
                     ENCLOSED PROXY AND RETURN IT PROMPTLY.

FORM OF PROXY CARD

SMITH BARNEY STRATEGIC INVESTORS FUND

PROXY SOLICITED BY THE BOARD OF TRUSTEES
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 14, 1997
The undersigned hereby appoints Heath B. McLendon, Christina T. Sydor and Robert A. Vegliante, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of the Fund indicated above, a series of Smith Barney Equity Funds, on February 14, 1997 at 3:00 p.m. Eastern time, and at any adjournment thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR PROPOSAL 1.
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
APPEARS ON THIS PROXY CARD. All joint
owners should sign. When signing as
executor, administrator, attorney,
trustee or guardian or as custodian
for a minor, please give full title as
such. If a corporation, please sign in
full corporate name and indicate the
signer's office. If a partner, sign in
the partnership name.
___________________________________
Signature

__________________________________
	Signature (if held jointly)

___________________________________
Date


THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES. THE TRUSTEES RECOMMEND
VOTING "FOR" THE PROPOSAL. TO VOTE, FILL IN BOX COMPLETELY
							For       Against        Abstain												FOR    AGAINST    ABSTAIN
1. Proposal to approve changes to certain of the Fund's
investment policies.						/ /             / /                 / /
2. IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT THEREOF.